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                                                                    EXHIBIT 23.3

               [LETTERHEAD OF MILLER AND LENTS, LTD. APPEARS HERE]

                                 March 28, 2003

XTO Energy Inc.
810 Houston Street
Fort Worth, TX 76102

                                             Re: XTO Energy Inc.
                                                 2002 Annual Report on Form 10-K

Gentlemen:

     The firm of Miller and Lents, Ltd., consents to the use of its name and to the use of its report dated March 6, 2003, regarding the XTO Energy Inc. Proved Reserves and Future Net Revenues as of December 31, 2002, in the 2002 Annual Report on Form 10-K.

     Miller and Lents, Ltd., has no interests in XTO Energy Inc. or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee otherwise connected with XTO Energy Inc. We are not employed by XTO Energy Inc. on a contingent basis.

                                 Yours very truly,

                                 MILLER AND LENTS, LTD.


                                 By /s/ R.W. Frazier
                                    -------------------------
                                    R.W. Frazier
                                    President